UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __________)

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MarineMax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TABLE OF CONTENTS

MARINEMAX, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS February 5, 2004
MARINEMAX, INC. 18167 U.S. 19 North, Suite 499 Clearwater, Florida 33764
PROXY STATEMENT
VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS AND RELATIONSHIPS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934
PERFORMANCE GRAPH
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

MARINEMAX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
February 5, 2004

      An Annual Meeting of Stockholders of MarineMax, Inc., a Delaware corporation, will be held at 8:00 a.m., local time, on Thursday, February 5, 2004, at the Wyndham Westshore Hotel, 4860 West Kennedy Boulevard, Tampa, Florida, for the following purposes:

1.	To elect two directors, each to serve for a three-year term expiring in 2007.

2.	To ratify the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending September 30, 2004.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice.

      Only stockholders of record at the close of business on December 19, 2003 are entitled to notice of and to vote at the meeting.

      All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

-s- Michael H. McLamb

MICHAEL H. MCLAMB
Secretary

Clearwater, Florida

January 5, 2004

MARINEMAX, INC.

18167 U.S. 19 North, Suite 499
Clearwater, Florida 33764

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

      The enclosed proxy is solicited on behalf of MarineMax, Inc., a Delaware corporation, by our board of directors for use at our Annual Meeting of Stockholders to be held at 8:00 a.m. on Thursday, February 5, 2004, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the Wyndham Westshore Hotel, 4860 West Kennedy Boulevard, Tampa, Florida.

      These proxy solicitation materials were first mailed on or about January 8, 2004 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

      Stockholders of record at the close of business on December 19, 2003 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 15,401,686 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

      The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of the votes properly cast in person or by proxy will be required to elect directors and the affirmative vote of a majority of the shares present in person or by proxy will be required for the ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending September 30, 2004.

      Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

      When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of nominees set forth in this proxy statement, and (ii) “for” the ratification of the appointment of Ernst & Young LLP as our independent public accountants for the fiscal year ending September 30, 2004.

Revocability of Proxies

      Any person giving a proxy may revoke the proxy at any time before its use by delivering to us written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

      We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

      Our 2003 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

      We will provide, without charge, a copy of our annual report on Form 10-K for the fiscal year ended September 30, 2003 as filed with the Securities and Exchange Commission to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

      Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our board of directors. Presently, the number of directors is fixed at seven and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. The board of directors has nominated Gerald M. Benstock and Dean S. Woodman for election as Class III directors for three-year terms expiring in 2007 or until their respective successors have been elected and qualified.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Messrs. Benstock and Woodman currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

      The board of directors recommends a vote “for” the nominees named herein.

      The following table sets forth certain information regarding our directors.

Name	Age	Position

William H. McGill Jr.	60	Chairman of the Board, President, Chief Executive Officer, and Director(1)(2)
Michael H. McLamb	38	Executive Vice President, Chief Financial Officer, Secretary and Director
Robert D. Basham	55	Director(1)(3)(5)
Gerald M. Benstock	73	Director(1)(3)(4)(5)
John B. Furman	59	Director(3)(4)

Name	Age	Position

Robert S. Kant	59	Director(1)
Dean S. Woodman	75	Director(1)(3)(4)(5)

(1)	Member of the 1998 Incentive Stock Plan Committee

(2)	Member of the Employee Stock Purchase Plan Committee

(3)	Member of the Compensation Committee

(4)	Member of the Audit Committee

(5)	Member of Nominating/ Corporate Governance Committee

      William H. McGill Jr. has served as the Chief Executive Officer of our company since January 23, 1998 and as the Chairman of the Board and as a director of our company since March 6, 1998. Mr. McGill has served as President of our company from January 23, 1988 until September 8, 2000 and re-assumed the position on July 1, 2002. Mr. McGill was the principal owner and president of Gulfwind USA, Inc., one of our operating subsidiaries, now called MarineMax of Central Florida, LLC, from 1973 until its merger with our company in March 1998.

      Michael H. McLamb has served as Executive Vice President of our company since October 2002, as Chief Financial Officer since January 23, 1998, as Secretary since April 5, 1998 and as a director of our company since November 1, 2003. Mr. McLamb served as Vice President and Treasurer of our company from January 23, 1998 until October 22, 2002. Mr. McLamb, a certified public accountant, was employed by Arthur Andersen LLP from December 1987 to December 1997, serving most recently as a senior manager.

      Robert D. Basham has served as a director of our company since January 2, 2002. Mr. Basham is a founder of Outback Steakhouse, Inc., where he has served as a director since its inception in 1987 and has been President and the Chief Operating Officer of Outback Steakhouse, Inc. since February 1991. Outback Steakhouse, Inc. operates more than 940 restaurants.

      Gerald M. Benstock has served as a director of our company since June 14, 2000. Mr. Benstock has served as Chairman of the Board of Superior Uniform Group, Inc. for over 30 years and served as Chief Executive Officer of that company during the same period until October 2003. Superior Uniform, a publicly traded company, manufactures and sells a wide range of uniforms and career apparel to an extensive array of corporate and commercial markets.

      John B. Furman has served as a director of our company since February 4, 2003. Mr. Furman has been, since February 2000, a consultant to public and private companies, where he has primarily been involved in product commercialization, business transactions, and financial restructurings. Mr. Furman served as President and Chief Executive Officer and a director of Rural/ Metro Corporation, a publicly held provider of emergency and fire protection services, from August 1998 until January 2000. Mr. Furman was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, from January 1983 until August 1998; he was Associate General Counsel of Waste Management, Inc., a New York Stock Exchange-listed provider of waste management services, from May 1977 until December 1983; and Vice President, Secretary, and General Counsel of the Warner Company, a New York Stock Exchange-listed company involved in industrial mineral extractions and processing, real estate development, and solid and chemical waste management, from November 1973 until April 1977. Mr. Furman is a director and Chairman of the Audit Committee of H.E.R.C. Products, Incorporated, a publicly traded company engaged in pipe and tank cleaning for the U.S. Navy and a variety of maritime vessels; Plan Express, Inc., a privately held provider of Web enabled reprographic and distribution services to the design and construction industry; and a director of GameTech International, Inc., a publicly traded company involved in interactive electronic bingo systems.

      Robert S. Kant has served as a director of our company since August 10, 1998. Mr. Kant has been a principal shareholder of the law firm of Greenberg Traurig since September 1, 1999. Prior to that, Mr. Kant was a senior member of the law firm of O’Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, for more than 18 years.

      Dean S. Woodman has served as a director of our company since September 22, 1999. Since July 1999, Mr. Woodman has served as a consultant to public and private companies specializing in financial assignments, private equity and debt placements, and mergers and acquisitions. Mr. Woodman was a Managing Director of ING Barings LLC (and its predecessor Furman Selz), an international investment banking firm, from July 1989 to June 1999 and a Managing Director in the investment banking group of Hambrecht & Quist from October 1984 to March 1988. Mr. Woodman was a founding partner of Robertson Colman Stephens & Woodman in 1978 and of Woodman Kirkpatrick & Gilbreath in 1982. Previously, Mr. Woodman worked in the investment banking division of Merrill Lynch for 23 years, where he spent 16 years as director of West Coast corporate financing until 1978. Mr. Woodman serves as a director of Medallion Bank, a wholly owned subsidiary of Medallion Financial Corp., a publicly traded commercial finance company; SciClone Pharmaceuticals, Inc., a publicly traded biotechnology company; and Plan Express, Inc., a privately held provider of Web enabled reprographic and distribution services to the design and construction industry.

Classification of our Board of Directors

      Our board of directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors in each class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Messrs. Basham and McLamb are Class I directors whose terms will expire in 2005. Messrs. McGill, Kant, and Furman are Class II directors whose terms will expire in 2006. Messrs. Benstock and Woodman are Class III directors whose terms will expire at the meeting, and Messrs. Benstock and Woodman have been nominated by our board for re-election for three-year terms expiring in 2007. There are no family relationships among any of our directors or officers.

Information Relating to Corporate Governance and the Board of Directors

      Our board of directors has an Audit Committee, a Compensation Committee, and a Nominating/ Corporate Governance Committee, each consisting entirely of independent directors, as well as a 1998 Incentive Stock Plan Committee, and an Employee Stock Purchase Plan Committee.

      Our board of directors has determined, after considering all the relevant facts and circumstances, that Messrs. Basham, Benstock, Woodman, and Furman are independent directors, as “independence” is defined by the listing standards of the New York Stock Exchange, because they have no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). Messrs. McGill and McLamb are employee directors, and Mr. Kant is a non-employee director.

      Our board of directors has adopted charters for the Audit, Compensation, and Nominating/ Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our board of directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.MarineMax.com, the charters of our Audit, Compensation, and Nominating/ Corporate Governance Committees; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

      We regularly schedule executive sessions in which non-management directors meet without the presence or participation of management, at least one of such sessions includes only independent directors. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominating/ Corporate Governance Committee.

      Interested parties may communicate with our board of directors or specific members of our board of directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of MarineMax, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

      The purpose of the Audit Committee is to assist the oversight of our board of directors of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditors and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter, and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our board of directors. The Audit Committee also selects the independent certified public accountants to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit, reviews accounting and financial controls of our company with the independent public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

      The Audit Committee currently consists of Messrs. Woodman, Benstock, and Furman, each of whom is an independent director of our company under the New York Stock Exchange rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The board of directors has determined that Mr. Woodman (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

The Compensation Committee

      The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the board of directors with respect to, or, as directed by the board of directors, determines and approves, compensation of our other executive officers, and considers the grant of stock options to our executive officers under our 1998 Incentive Stock Plan. The Compensation Committee currently consists of Messrs. Furman, Basham, Benstock, and Woodman.

The 1998 Incentive Stock Plan Committee

      The responsibilities of the 1998 Incentive Stock Plan Committee include administering the 1998 Incentive Stock Plan, including selecting the non-executive officer employees to whom options and awards will be granted; and the responsibilities of the Employee Stock Purchase Plan Committee include the administration of the Employee Stock Purchase Plan.

The Nominating/ Corporate Governance Committee

      The purpose and responsibilities of the Nominating/ Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the board of directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the board of directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the board of directors, and the oversight of the evaluations of the board of directors and management. The Nominating/ Corporate Governance Committee currently consists of Messrs. Basham, Benstock, and Woodman. The Nominating/ Corporate Governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating/ Corporate Governance Committee identifies and evaluates nominees for our board of directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our board of directors. As discussed above, the members of the Nominating/ Corporate Governance Committee are independent, as that term is defined by the listing standards of the New York Stock Exchange.

Board and Committee Meetings

      Our board of directors held a total of seven meetings during the fiscal year ended September 30, 2003. Except for Mr. Basham, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors; and (ii) the total number of meetings held by all committees of the board of directors on which such director was a member. We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the board of directors on the same day as our annual meeting of stockholders. Each member of our board of directors attended the 2003 annual meeting of stockholders.

      During the fiscal year ended September 30, 2003, the Audit Committee held eight meetings; the Compensation Committee held four meetings; the Nominating/ Corporate Governance Committee held four meetings; and each of the 1998 Incentive Stock Plan Committee and the Employee Stock Purchase Plan Committee held one meeting.

Director Compensation and Other Information

      Employees of our company do not receive compensation for serving as members of our board of directors. Directors who are employees of our company are eligible to receive stock options pursuant to our 1998 Incentive Stock Plan. Each non-employee director serving at our request receives a quarterly director’s fee of $10,000, which is paid in cash or shares of common stock. Under our 1998 Incentive Stock Plan, non-employee directors each receive an automatic grant of options to acquire 5,000 shares of our common stock on the date they are first elected as directors of our company. Non-employee directors also receive an automatic grant of options to purchase 1,000 shares of common stock on the last day of each fiscal quarter, and receive additional options for committee service as follows: options to purchase an additional 1,000 shares of common stock to each member of the Audit Committee, and options to purchase an additional 500 shares of common stock to each member of the Compensation Committee and Nominating/ Corporate Governance Committee. Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretionary program of the 1998 Incentive Stock Plan. We reimburse our directors for out-of-pocket expenses incurred in attending meetings of the board of directors or committees.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

      The following table sets forth the total compensation received for services rendered in all capacities to our company for the fiscal years ended September 30, 2001, 2002, and 2003 by our Chief Executive Officer and our other most highly compensated executive officers whose total annual salary and incentive compensation exceeded $100,000 during fiscal 2003.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation

				Awards

		Annual Compensation		Securities
Name and				Underlying	All Other
Principal Position	Year	Salary	Bonus	Options(1)	Compensation(2)

William H. McGill Jr.	2003	$400,000	$719,965	40,000	$5,000
Chairman of the Board, President,	2002	$400,000	$608,571	30,000	$5,000
and Chief Executive Officer	2001	$400,000	$403,971	37,500	$2,605
David L. Cochran(3)	2003	$225,000	$317,984	35,000	$5,000
Former Senior Vice President and	2002	$225,000	$279,887	20,000	$36,812
Chief Operating Officer	2001	$225,000	$143,188	—	$1,851
Michael H. McLamb	2003	$225,000	$279,019	35,000	$5,000
Executive Vice President, Chief	2002	$225,000	$253,115	20,000	$5,000
Financial Officer, and Secretary	2001	$225,000	$95,900	30,000	$1,887
Edward A. Russell	2003	$150,000	$284,483	20,000	$4,020
Vice President(4)	2002	$135,973	$202,112	10,000	$4,043
	2001	$140,000	$147,636	—	$4,836
Michael J. Aiello	2003	$140,000	$283,913	12,500	$5,000
Vice President(5)	2002	$107,692	$204,745	10,000	$5,727
	2001	$150,000	$92,628	—	$4,000

(1)	The exercise price of all options granted were equal to or greater than the fair market value of our common stock on the date of grant.

(2)	Amounts represent our matching portion of 401(k) or profit sharing plan contributions. Amounts paid to Mr. Cochran during fiscal 2002 include $31,812 in employee advances that were forgiven by our board of directors during fiscal 2002.

(3)	Mr. Cochran served as a Senior Vice President and as Chief Operating Officer of our company from September 8, 2000 until his resignation on October 30, 2003.

(4)	Mr. Russell was named a Vice President of our company effective October 22, 2002.

(5)	Mr. Aiello was named a Vice President of our company effective October 22, 2002.

Option Grants

      The following table provides information with respect to stock options granted to our executive officers during the fiscal year ended September 30, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of
	Securities	Total Options			Stock Price Appreciation
	Underlying	Granted to			for Option Term(2)
	Options	Employees in	Exercise Price	Expiration
Name	Granted(1)	Fiscal Year	Per Share	Date	5%	10%

William H. McGill, Jr.	40,000	10.1%	$9.00	2012	$226,402	$573,747
David L. Cochran	35,000	8.8%	$9.00	2012	$198,102	$502,029
Michael H. McLamb	35,000	8.8%	$9.00	2012	$198,102	$502,029
Edward A. Russell	20,000	5.1%	$9.00	2012	$113,201	$286,874
Michael J. Aiello	12,500	3.2%	$9.00	2012	$70,751	$179,296

*	Less than 1%.

(1)	The options are exercisable during the 10-year period from the date of grant, with such options vesting 20% on each of the third, fourth, fifth, sixth, and seventh anniversaries of the date of grant.

(2)	Calculated from a base price equal to the exercise price of each option, which was the fair market value of the common stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and common stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

Year-End Option Values and Holdings

      The following table provides information on options held by the listed officers as of September 30, 2003 and the value of each such officers’ unexercised options as of September 30, 2003. None of these officers exercised options during fiscal 2003.

FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		At Fiscal Year-End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

William H. McGill Jr.	70,640	178,000	$204,155	$906,255
David L. Cochran	10,000	95,000	$58,225	$560,350
Michael H. McLamb	143,000	120,600	$514,893	$669,156
Edward A. Russell	21,619	57,746	$58,329	$292,769
Michael J. Aiello	3,620	35,430	$17,401	$202,664

(1)	Calculated based on $14.51, which was the closing price of our common stock as quoted on the New York Stock Exchange on September 30, 2003, multiplied by the number of applicable shares in-the-money less the total exercise price.

1998 Incentive Stock Plan

      On April 5, 1998 and April 30, 1998, respectively, the board of directors adopted and the stockholders approved the MarineMax, Inc. 1998 Incentive Stock Plan. The 1998 Incentive Stock Plan was amended by the board of directors during May 1998 and November 2000 and our stockholders approved the November 2000 amendment during February 2001. The plan provides for the grant of incentive and nonqualified stock options to acquire our common stock, the direct grant of common stock, the grant of stock appreciation rights, or SARs, and the grant of other cash awards to key personnel, directors, consultants, independent contractors, and others providing valuable services to our company and our subsidiaries. We believe that the plan represents an important factor in attracting and retaining executive officers and other key employees, directors, and consultants and constitutes a significant part of our compensation program. The plan provides such individuals with an opportunity to acquire a proprietary interest in our company and thereby align their interests with the interests of our other stockholders and give them an additional incentive to use their best efforts for the long-term success of our company.

      The plan currently provides that a maximum of the lesser of 4,000,000 shares or 20% of the then-outstanding shares of common stock of our company may be issued under the plan. The maximum number of shares of stock with respect to which options or other awards may be granted to any employee (including officers) during the term of the plan may not exceed 50% of the shares of common stock covered by the plan. As of the record date, options to purchase approximately 2,721,147 shares of common stock were outstanding. Of these options, approximately 797,620 are vested and the remainder vest over periods ranging from one to seven years.

      The power to administer the plan with respect to our executive officers and directors and all persons who own 10% or more of our issued and outstanding stock rests exclusively with the board of directors or a committee consisting of two or more non-employee directors who are appointed by the board of directors. The power to administer the plan with respect to other persons rests with the board of directors or a committee designated by the board.

      The plan will terminate in April 2008, and options may be granted at any time during the life of the plan. Options become exercisable at such time as may be determined by the board of directors or the plan administrator. The exercise prices of options will be determined by the board of directors or the plan administrator, but if an option is intended to be an incentive stock option, the exercise price may not be less than 100% (110% if the option is granted to a stockholder who at the time of the grant of the option owns stock possessing more than 10% of the total combined voting power of all of our classes of stock) of the fair market value of the common stock at the time of the grant.

      The plan also includes an automatic grant program providing for the automatic grant of options to our non-employee directors. Under the automatic grant program, each non-employee whose election to the board of directors was proposed as of June 3, 1998 received an automatic option to acquire 10,000 shares of common stock on that date. Each subsequent newly elected non-employee member of the board of directors will receive as an initial grant an automatic option to acquire 5,000 shares of common stock on the date of his or her first appointment or election to the board of directors. In addition, each non-employee director will receive an option to purchase 1,000 shares of common stock on the last day of each fiscal quarter, and receive additional options for committee service as follows: options to purchase an additional 1,000 shares of common stock to each member of the Audit Committee, and options to purchase an additional 500 shares of common stock to each member of the Compensation Committee and Nominating/ Corporate Governance Committee. Each initial grant will vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of grant (or the date of election to the board of directors, if later) and the next two installments 12 months and 24 months after the date of grant. Each annual grant will vest and become exercisable 12 months after the date of grant. Each automatic option will vest and become exercisable only if the optionholder has not ceased serving as a director as of such vesting date.

      The exercise price per share of common stock subject to automatic options will be equal to 100% of the fair market value of our common stock on the date such option is granted. Each automatic option will expire on the tenth anniversary of the date on which such automatic option was granted. In the event the non-employee director ceases to serve as a member of the board of directors or dies while serving as a director, the optionholder or the optionholder’s estate or successor by bequest or inheritance may exercise any automatic options that have vested by the time of cessation of service until the earlier of (a) 90 days after the cessation of service or (b) the expiration of the term of the automatic option. The board of directors believes that the grant of automatic options to non-employee directors is necessary to attract, retain, and motivate non-employee directors.

      The plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and New York Stock Exchange requirements, we may issue any other options, warrants, or awards other than pursuant to the plan without stockholder approval.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1998 Incentive Stock Plan as of September 30, 2003.

(c)
	(a)	(b)	Number of Securities
	Number of Securities	Weighted Average	Remaining Available for
	to be Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding Options,	Options, Warrants,	(Excluding Securities
Plan Category	Warrants, and Rights	and Rights	Reflected in Column (a))

Equity Compensation
Plans Approved by Stockholders	2,326,589	$10.30	753,748
Equity Compensation
Plans Not Approved by Stockholders	—	—	—

Total	2,326,589		753,748

Employee Stock Purchase Plan

      On April 5, 1998 and April 30, 1998, respectively, the board of directors adopted and the stockholders approved the MarineMax, Inc. 1998 Employee Stock Purchase Plan, which is intended to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code and is intended to offer financial incentives for employees to purchase our common stock. The stock purchase plan is administered by an appointed committee of the board of directors.

      The stock purchase plan provides for the issuance of up to 500,000 shares of common stock. The stock purchase plan is available to all regular, full-time employees of our company (other than any employees who own more than 5% of our outstanding common stock) who have completed at least one year of continuous service.

      The stock purchase plan provides for implementation of up to 10 annual offerings beginning on the first day of October in the years 1998 through 2007, with each offering terminating on September 30 of the following year. Each annual offering may be divided into two six-month offerings. For each offering, the purchase price per share will be the lower of (i) 85% of the closing price of the common stock on the first day of the offering period, or (ii) 85% of the closing price of the common stock on the last day of the offering period. The purchase price is paid through periodic payroll deductions not to exceed 10% of the participant’s earnings during each offering period. However, no participant may purchase more than $25,000 worth of common stock annually.

Employment Agreements

      We have employment agreements with each of William H. McGill Jr., David L. Cochran, and Michael H. McLamb. The employment agreements provide for a base salary of $400,000 per year in the case of Mr. McGill, and $225,000 per year in the case of Messrs. Cochran and McLamb. Each employment agreement provides for incentive compensation based upon the performance of our company and the executive as determined by our board of directors. In connection with their employment, each of the executives may also receive options to purchase common stock. Each employment agreement contains a covenant not to compete with our company for a period of two years immediately following termination of employment, subject to certain exceptions. Our agreement with Mr. Cochran expired during July 2003.

      We may terminate each executive’s employment for good cause, as defined in the respective agreements. If we terminate the employment of Mr. McGill or Mr. McLamb without good cause, or either of them terminates his employment with good reason or upon a change in control of our company, the terminated executive will receive an amount equal to the average of his base salary and bonus in the two fiscal years prior to termination (in a lump sum in the event of a change in control), for a period of three years after the effective date of termination in the case of Mr. McGill and 18 months after the effective date of termination in the case of Mr. McLamb, their stock options will vest and be exercisable during their full term in certain circumstances, and Mr. McGill’s benefits and insurance coverage will continue for three years after termination. The agreement with Mr. McGill provides, in the event of his death, for a six-month continuation of health, hospitalization, and similar benefits to Mr. McGill’s dependent family members and cash payments equal to six months of his base salary to his estate. In the event of Mr. McLamb’s death, the agreement provides for cash payments equal to six months of his base salary and earned bonus and the vesting and continued exercisability of stock options in certain circumstances. In the event of disability, the employment agreement of each of Mr. McGill and Mr. McLamb provides for the payment in a lump sum of the average of his base salary and bonus in the two fiscal years prior to disability for up to one year and the vesting and continued exercisability of stock options held by Mr. McLamb in certain circumstances.

      Section 280G of the Internal Revenue Code may limit the deductibility for federal income tax purposes of payments made following a change in control. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be “phantom income” (i.e. income without cash) to our company. A “change in control” would include a merger or consolidation of our company, a sale of all or substantially all of our assets, under certain circumstances changes in the identity of a majority of the members of the board of directors of our company, or acquisitions of more than 20% of our common stock, subject to certain limitations.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

      Our certificate of incorporation provides that no director of our company will be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the certificate of incorporation is to eliminate the rights of our company and our stockholders, either directly or through stockholders’ derivative suits brought on behalf of our company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Delaware law.

      In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our company against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws. We have not indemnified our directors and officers for actions prior to March 1, 1998, the date we acquired all of the issued and outstanding capital stock of six recreational boat dealers in separate merger transactions.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Leases of Real Property from Affiliates

      We lease two retail locations in Somers Point and Egg Harbor, New Jersey from MDJB Associates, LLC, a limited liability corporation of which Mr. Aiello is a 20% member. Mr. Aiello became an officer of our company during October 2002. During fiscal 2003, we made lease payments under the leases in the aggregate amount of approximately $367,000.

Future Transactions

      We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our board of directors to be fair to us or is approved by a majority of our disinterested directors or by our stockholders, as provided for under Delaware law.

Business Relationships

      Robert S. Kant, a director of our company since August 10, 1998, is a principal shareholder of the law firm of Greenberg Traurig, which serves as our primary legal counsel. We paid legal fees of approximately $420,000 to that firm during fiscal 2003.

Family Relationships

      W. Brett McGill, our Chief Information Officer, is the son of William H. McGill Jr., our Chief Executive Officer. During fiscal 2003, we paid W. Brett McGill a base salary of $140,000 and a bonus of $88,995. During fiscal 2003, we also granted to W. Brett McGill options to purchase 5,000 shares of our common stock at an exercise price of $9.00 per share, which was equal to the fair market value of our common stock on the date of grant. W. Brett McGill is not in a reporting position to William H. McGill, and compensation decisions relating to W. Brett McGill are made in the same manner as other employees throughout our company without input from William H. McGill.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

      Our board of directors has appointed a Compensation Committee, consisting of independent members of the board of directors, to make decisions on the compensation of our executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals. The Compensation Committee held four meetings during fiscal 2003.

      Our compensation program for executive officers consists primarily of base salary, incentive bonuses, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all of our employees.

      Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives, taking into account the possibility of performance-based bonuses. The bonus program is designed to reward individuals for performance based on our company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building stockholder value. Stock option grants are intended to result in minimal or no rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation.

      Each of Messrs. McGill and McLamb is a party to an employment agreement with us, which provides for designated base salaries plus incentive compensation based on the performance of our company and the employees as determined by our board of directors. Mr. Cochran’s employment agreement expired during July 2003.

Base Salary

      Messrs. McGill, Cochran, and McLamb received base compensation during fiscal 2003 in accordance with the base compensation levels in effect under that officer’s employment agreement. Messrs. Aiello and Russell received base compensation during fiscal 2003 in accordance with their fiscal 2003 compensation plans approved by the Compensation Committee.

Incentive Compensation

      As described under “Executive Compensation — Employment Agreements,” the employment agreement with certain executive officers provides for incentive compensation based upon the performance of our company and the employee as determined by our board of directors in accordance with a pay-for-performance philosophy. The board of directors approved an incentive compensation program for 2003. The program provided for our officers to receive (a) monthly bonuses based on our monthly pre-tax profit, and (b) a quarterly or annual bonus, as applicable, based upon various factors, including inventory levels, team building, and our financial performance. Compensation decisions also include subjective determinations and a consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases.

Stock Option Grants

      We strongly believe in utilizing grants of stock options to tie executive rewards directly to our long-term success and increases in stockholder value. Stock option grants also will enable executives to develop and maintain a significant ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 2003, our board of directors granted options to purchase 40,000 shares of our common stock to Mr. McGill, options to purchase 35,000 shares to each of Messrs. Cochran and McLamb, options to purchase 12,500 shares to Mr. Aiello, and options to purchase 20,000 shares to Mr. Russell. See “Executive Compensation — Option Grants in Last Fiscal Year” for more information.

Other Benefits

      Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Chief Executive Officer Compensation

      The Compensation Committee approved the payment of bonus and incentive compensation to Mr. McGill in accordance with his employment agreement and our 2003 incentive compensation program.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of a company’s four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Although these conditions were met under our 2003 incentive compensation program, none of our executive officers except for Mr. McGill earned compensation in excess of $1 million during fiscal 2003.

      We currently intend to continue to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

      This report has been furnished by the members of the Compensation Committee of the board of directors of MarineMax, Inc.

December 22, 2003

John B. Furman, Chairman
Robert D. Basham
Gerald M. Benstock
Dean S. Woodman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended September 30, 2003, our Compensation Committee consisted of John B. Furman, Robert D. Basham, Gerald M. Benstock, and Dean S. Woodman. None of these committee members had any contractual or other relationships with our company during such fiscal year.

REPORT OF THE AUDIT COMMITTEE

      The board of directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable rules of the New York Stock Exchange and the Securities and Exchange Commission listing standards.

      The purpose of the Audit Committee is to assist the oversight of our board of directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor and internal audit function. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the New York Stock Exchange. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

      In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors’ judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditors the auditors’ independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditors.

      The committee discussed with our independent auditor the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of the auditor’s examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held eight meetings during fiscal 2003.

      Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

December 22, 2003

Dean S. Woodman, Chairman
Gerald M. Benstock
John B. Furman

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

      Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended September 30, 2003, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year, except that Mr. Kurt M. Frahn, our Vice President and Treasurer, filed a late Form 3 related to his initial statement of beneficial ownership, and Mr. Richard R. Bassett, a former director, filed a Form 5 covering one late reportable purchase transaction.

PERFORMANCE GRAPH

      The following line graph compares cumulative total stockholder returns for (i) our common stock; (ii) the Russell 2000 Index; and (iii) the Nasdaq Retail Trade Index. The graph assumes an investment of $100 in each of our common stock, the Russell 2000, and the Nasdaq Retail Trade Index on September 30, 1998. The graph covers the five-year period from October 1, 1998 through September 30, 2003.

      The calculation of cumulative stockholder return for the Russell 2000 and the Nasdaq Retail Trade Index includes reinvestment of dividends. The calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS

      The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date for (i) all directors, our Chief Executive Officer, and our other executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation,” (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Shares Beneficially Owned

Name of Beneficial Owner(1)	Number(2)		Percent(2)

Directors and Executive Officers:
William H. McGill Jr.	1,518,197	(3)	9.8%
David L. Cochran	222,255	(4)	1.4%
Michael H. McLamb	164,079	(5)	1.1
Edward A. Russell	46,988	(6)	*
Michael Aiello	8,086	(7)	*
Robert D. Basham	20,500	(8)	*
Gerald M. Benstock	33,994	(9)	*
John B. Furman	6,865	(10)	*
Robert S. Kant	52,200	(11)	*
Dean S. Woodman	29,595	(12)	*
All directors and executive officers as a group (includes 13 current officers and directors)	2,139,289		13.6%
5% Stockholders:
FMR Corp.	2,012,400	(13)	13.1%
Brunswick Corporation	1,861,200		12.1%
Wasatch Advisors, Inc.	1,050,329	(14)	6.8%
Wellington Management Company, LLP	948,900	(15)	6.2%
PAR Investment Partners, L.P.	828,800	(16)	5.4%
Granaham Investment Management, Inc.	783,300	(17)	5.1%

*	Less than 1%.

(1)	Unless otherwise indicated, all persons listed can be reached at our company offices at 18167 U.S. Highway 19 North, Suite 499, Clearwater, Florida 33764, and have sole voting and investment power over their shares unless otherwise indicated. Brunswick Corporation maintains its address at 1 North Field Court, Lake Forest, Illinois 60045.

(2)	The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to stock options that may be exercised within 60 days after December 19, 2003. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(3)	Includes 80,640 shares issuable upon the exercise of stock options, but excludes 248,000 shares of common stock issuable upon exercise of unvested stock options.

(4)	Includes 5,000 shares owned by Walker Building Center, Inc., of which Mr. Cochran is a majority owner and controls the voting interest of our company’s common stock held by Walker Building Center, Inc. Includes 14,000 shares of common stock issuable upon the exercise of stock options, but excludes 91,000 shares of common stock issuable upon exercise of unvested stock options.

(5)	Includes 151,000 shares of common stock issuable upon the exercise of stock options, but excludes 152,600 shares of common stock issuable upon exercise of unvested stock options.

(6)	Includes 23,619 shares of common stock issuable upon the exercise of stock options, but excludes 75,746 shares of common stock issuable upon exercise of unvested stock options.

(7)	Includes 5,620 shares of common stock issuable upon the exercise of stock options, but excludes 53,430 shares of common stock issuable upon exercise of unvested stock options.

(8)	Includes 10,500 shares of common stock issuable upon the exercise of stock options, but excludes 4,000 shares of common stock issuable upon exercise of unvested stock options.

(9)	Includes 13,000 shares of common stock issuable upon the exercise of stock options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(10)	Includes 3,333 shares of common stock issuable upon the exercise of stock options, but excludes 6,167 shares of common stock issuable upon exercise of unvested stock options.

(11)	Includes 18,000 shares of common stock issuable upon the exercise of stock options, but excludes 3,500 shares of common stock issuable upon exercise of unvested stock options.

(12)	Includes 15,500 shares of common stock issuable upon the exercise of stock options, but excludes 5,000 shares of common stock issuable upon exercise of unvested stock options.

(13)	Represents 2,012,400 shares of common stock beneficially owned by FMR Corp. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 783,900 of such shares as a result of its serving as investment manager of institutional accounts. Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp. and a registered investment advisor beneficially owns 1,154,300 of such shares as a result of acting as investment advisor to various investment companies. Fidelity Advisors Small Cap Fund, an investment company, owns 840,900 of such shares. Edward C. Johnson 3d, FMR Corp., and the Fidelity Funds each have (a) sole power to dispose of the 1,154,300 owned by the Fidelity Funds; and (b) sole power to vote and dispose of the 783,900 shares owned by the institutional accounts managed by Fidelity Management Trust Company. Neither FMR Corp., nor Edward C. Johnson 3d as Chairman of FMR Corp. has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds’ board of trustees. Fidelity International Limited, a Bermudan joint stock company independent of FMR Corp., owns 74,200 of such shares as a result of acting as investment advisor to various investment companies. Fidelity International Limited has sole voting and dispositive power over the 74,200 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(14)	Represents 1,050,329 shares of common stock owned by Wasatch Advisors, Inc. Wasatch Advisors has sole voting and dispositive power over all such shares. The address of Wasatch Advisors is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(15)	Represents 948,900 shares of common stock beneficially owned by Wellington Management Company, LLP in its capacity as investment advisor on behalf of its clients. Wellington has shared voting power over 559,200 of such shares and shared dispositive power over 948,900 of such shares. The address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(16)	Represents 828,800 shares of common stock beneficially owned by PAR Investment Partners, L.P. PAR has sole voting and dispositive power over all such shares. The address of PAR is One International Place, Suite 2401, Boston, Massachusetts 02110.

(17)	Represents 783,300 shares of common stock beneficially owned by Granaham Investment Management, Inc. in its capacity as investment advisor on behalf of its clients. Granaham has sole voting power over 358,200 of such shares and sole dispositive power over all such shares. The address of Granaham is 275 Wyman Street, Suite 270, Waltham, Massachusetts 02154.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      On June 3, 2002, we dismissed Arthur Andersen LLP as our independent accountants. The audit reports of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended September 30, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Our board of directors and Audit Committee participated in and approved the decision to change independent accountants. In connection with the audits for the fiscal year ended September 30, 2001 and through and including June 3, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to them in their report on the financial statements for that period. During the fiscal year ended September 30, 2001 and through and including June 3, 2002, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). We requested a letter from Arthur Andersen LLP stating whether or not it agrees with the above statements. A copy of this letter dated June 3, 2002 is filed as Exhibit 16 to our Current Report on Form 8-K filed with the SEC on June 3, 2002.

      We engaged Ernst & Young LLP as our new independent accountants as of June 3, 2002. During the fiscal year ended September 30, 2001 and through and including June 3, 2002, we had not consulted with Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and in no case was a written report provided to us nor was oral advice provided that we concluded was an important factor in reaching a decision as to an accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      We have appointed Ernst & Young LLP, to audit our consolidated financial statements for the fiscal year ending September 30, 2004, and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the board of directors will reconsider its selection. The board of directors anticipates that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

      Aggregate fees billed to our company for the fiscal years ended September 30, 2003 and 2002 by our principal accounting firm, Ernst & Young LLP, are as follows:

	2002	2003

Audit Fees	$158,367	$217,957
Audit-Related Fees	$16,750	$12,750
Tax Fees	$5,000	$5,000
All Other Fees	$—	$—

Audit Committee Pre-Approval Policies

      The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

      To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Board or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent audit to management.

      Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

      All of the services provided by Ernst & Young LLP described above under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Stockholder proposals that are intended to be presented by stockholders at the annual meeting of stockholders for the fiscal year ending September 30, 2004 must be received by us no later than September 7, 2004, in order to be included in the proxy statement and form of proxy relating to such meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of stockholders. To be timely under these procedures, notice of such nomination or business related to our 2005 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than October 7, 2004 and no later than November 6, 2004 if our 2005 Annual Meeting of Stockholders is held on a day that is between January 5, 2005 and April 15, 2005; or (b) if the annual meeting is to be held on another date, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

      Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (i) we receive notice of the proposed matter no later than November 21, 2004, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

      We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

Dated: January 5, 2004

APPENDIX A

MARINEMAX, INC. (the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

      The purpose of the Audit Committee (the “Committee”) shall be as follows:

1. To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2. To provide assistance to the Board of Directors with respect to its oversight of the following:

(a) The integrity of the Company’s financial statements.

(b) The Company’s compliance with legal and regulatory requirements.

(c) The independent auditor’s qualifications and independence.

(d) The performance of the Company’s internal audit function and independent auditor.

3. To prepare an audit committee report as required by the SEC rules to be included in the Company’s annual proxy statement.

Composition

      The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange and Rule 10A-3(b)(i) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act. No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by way of being an officer or owning more than 10 percent of the Company’s voting securities. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board of Directors (1) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (2) discloses such determination in the Company’s annual proxy statement.

Qualifications

      All members of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors (or must become financially literate within a reasonable period of time after his or her appointment). In addition, at least one member must have accounting or related financial management expertise, as such qualifications are interpreted by the Board of Directors in its business judgment, or be an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside consultant.

Appointment and Removal

      The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

      Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

      In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

      The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or all members of the Committee may participate in a meeting of the Committee by means of a conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

      All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

      As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management quarterly to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

      The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

      In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

      The Committee shall be given full access to the Company’s internal audit group, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

      Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the CEO and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

     Documents/ Reports Review

      1. Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

      2. Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal controls exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal controls; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

      3. Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided and the type of presentations made to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

      4. Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

     Independent Auditors

      5. Directly appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with such independent auditor.

      6. Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreement between management and the auditor regarding financial reporting.

      7. Pre-approve all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor for the Company. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

      8. To the extent deemed appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised any such delegation must report any such pre-approval decision to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

      9. Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

      10. Inform each accounting firm performing work for the Company that such firm shall report directly to the Committee.

      11. Review and evaluate, at least annually, the qualifications, performance, and independence of the independent auditor, including the lead audit partner. In conducting its review and evaluation, the Committee should do the following:

(a) At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) the auditor’s independence and all relationships between the independent auditor and the Company.

(b) Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring audit partner, and any other active audit engagement team partner, and consider whether there should be regular rotation of the audit firm itself.

(c) Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

(d) Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function) in assessing the qualifications, performance, and independence of the independent auditor.

     Financial Reporting Process

      12. In consultation with the independent auditor, management, and the internal auditor, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, whether raised by management, the internal auditor, or the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

      13. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

      14. Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

      15. Advise management, the internal audit department, and the independent auditor that they are expected to provide the Committee a timely analysis of any significant financial reporting issues and practices.

      16. Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

      17. Request the internal auditor to provide the Committee with summaries and, as appropriate, the significant reports to management prepared by the internal auditor and any management responses thereto.

      18. Review the form of the opinion the independent auditor proposes to render.

      19. Review and discuss with the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function.

Legal Compliance/ General

      20. Review periodically, with the Company’s legal counsel, any significant legal, compliance, or regulatory matters that may have a material effect on the Company’s financial statements or the Company’s business or compliance policies, including material notices or inquiries from governmental agencies.

      21. Inquire of management regarding the existence of any significant deficiencies and major weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to affect the Company’s ability to record, process, summarize, and report information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

      22. Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

      23. Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

      24. Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Reports

      25. Prepare an audit committee report as required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

      26. Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

      27. The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

      28. Maintain minutes or other records of meetings and activities of the Committee.

Committee Functioning

      In conjunction with the Nominating/ Corporate Governance Committee of the Board of Directors, the Committee will give consideration to the qualifications and criteria for membership of the Committee; the appointment and removal of members of the Committee; and the structure and operations of the Committee.

Annual Performance Evaluation

      The Committee will perform a review and evaluation, at least annually, of the performance of the Committee, including reviewing the compliance of the Committee with this Charter. In addition, the Committee will review and reassess, at least annually, the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable. The Committee will conduct such evaluations and reviews in such manner as it deems appropriate.

Limitation of Audit Committee’s Role

      With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

This Proxy is Solicited on Behalf of the Board of Directors
MARINEMAX, INC.
2004 ANNUAL MEETING OF STOCKHOLDERS

          The undersigned stockholder of MARINEMAX, INC., a Delaware corporation, hereby acknowledges receipt of the notice of annual meeting of stockholders and proxy statement, each dated January 5, 2004, and hereby appoints William H. McGill Jr. and Michael H. McLamb and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of MARINEMAX, INC., to be held on Thursday, February 5, 2004, at 8:00 a.m., local time, at the Wyndham Westshore Hotel, 4860 West Kennedy Boulevard, Tampa, Florida, and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

(Continued and to be signed on reverse side)

(Continued from reverse side)

FOR EACH OF THE MATTERS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTER SUBMITTED.

☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

1.	ELECTION OF DIRECTORS:

☐ FOR all nominees	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT (See instructions below)

Nominees:	☐ Gerald M. Benstock
☐ Dean S. Woodman

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ■

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

          A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.